UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 22, 2007

Southside Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-12247	75-1848732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 S. Beckham, Tyler, Texas	75701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (903) 531-7111

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230-425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e- 4(c))

TABLE OF CONTENTS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01.   Financial Statements and Exhibits.

Exhibit
Number         Exhibit Title

10(l)	Employment Agreement, dated as of October 22, 2007, by and between Southside Bank and Lee R. Gibson

SIGNATURE
EXHIBIT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On October 22, 2007, Southside Bank (the “Bank”), a wholly-owned subsidiary of Southside Bancshares, Inc., entered into an Employment Agreement, (the “Employment Agreement”) with Lee R. Gibson, Executive Vice President and Chief Financial Officer.  Pursuant to the Employment Agreement, Mr. Gibson will be entitled to receive an annual base salary of $277,500.  In addition, Mr. Gibson will be eligible to receive an annual incentive payment of not less than 12.5% of base salary.  The initial agreement is for a term of three years, with additional one year term extensions (the “extended term”).

   If Mr. Gibson’s employment is terminated without “Cause” by the Bank or he terminates his employment for “Good Reason” in the event of a “Change in Control,” as each is defined in the Employment Agreement, he is entitled to receive accrued but unpaid base salary through the date of termination, a pro-rata bonus for the year in which the date of termination occurs, accrued pay in lieu of unused vacation, any vested compensation, and a severance payment equal to the monthly salary for the remainder of the initial term or the then-current extended term, whichever is applicable, plus the sum of ten thousand dollars.

  This description of the Employment Agreement in this report on Form 8-K is qualified in its entirety by the complete copy of the Employment Agreement attached hereto as Exhibit 10(l) and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number         Exhibit Title

10(l)	Employment Agreement, dated as of October 22, 2007, by and between Southside Bank and Lee R. Gibson

           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHSIDE BANCSHARES, INC

Date:  October 26, 2007
    By:  /s/  Sam Dawson
    Sam Dawson
    President and Chief Operating Officer